                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-11409), Registration Statement on Form S-8 (File No. 333-18467), Registration Statement on Form S-8 (File No. 333-49817), Registration Statement on Form S-8 (File No. 333-66361), Registration Statement on Form S-8 (File No. 333-66367), Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-33421) and Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-52433) of our report on National Teleservice, Inc. dated July 28, 1997, appearing in this Form 10-K/A of IXC Communications, Inc.

                                       /s/  DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
   August 20, 1999